UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2016 (July 13, 2016)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Compensatory Arrangements of Certain Officers.
On July 13, 2016, Magellan Petroleum Corporation, a Delaware corporation (“Magellan” or the “Company”), entered into an Amendment to Compensation Agreements with Antoine J. Lafargue, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (the “Amendment”), which amends the Employment Agreement, the Transaction Incentive Agreement, and the Override Bonus Agreement entered between the Company and Mr. Lafargue on October 12, 2015, to delete the sale or disposition of 95% of the gross assets of the Company from the definition of a Qualifying Transaction, and amends the Override Bonus Agreement to include the value of any dividends in the value of shares of restricted common stock.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment to Compensation Agreements attached hereto as Exhibit 10.1, which is hereby incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On July 13, 2016, Magellan held its annual and special meeting of stockholders (the “Meeting”). At the Meeting, four proposals were submitted to the stockholders for approval as set forth in Magellan’s definitive proxy statement filed on June 6, 2016. As of the record date (May 17, 2016), a total of 8,549,295 shares of Magellan common stock and Preferred Stock (on an as-converted basis) of the Company were outstanding and entitled to vote. In total, 7,729,571 shares of Magellan common stock and Preferred Stock (on an as-converted basis) were present in person or represented by proxy at the Meeting, which represented approximately 90.4% of the shares outstanding and entitled to vote as of the record date.
The votes on the proposals were cast as set forth below:

1.	Approval of the Exchange and the other transactions contemplated by the Exchange Agreement.

For	Against	Abstain	Broker Non-Votes
4,874,758	96,775	78,715	2,679,323

2.	Election of Brendan S. MacMillan to serve a three-year term on the Board.

For	Withheld	Broker Non-Votes
1,917,076	3,133,172	2,679,323

3.	Approval of, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
1,872,209	184,332	2,993,707	2,679,323

4.	Ratification of the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ended June 30, 2016.

For	Against	Abstain	Broker Non-Votes
4,757,189	50,483	2,921,899	0

There being no further business, the Meeting of was adjourned.
Item 8.01    Other Events.
On July 19, 2016, the Company issued a press release regarding the stockholders' approval and the expected closing of the transactions contemplated by the Exchange Agreement dated March 31, 2016, between the Company and One Stone Holdings II LP. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Amendment to Compensation Agreements dated as of June 13, 2016, between Magellan Petroleum Corporation and Antoine J. Lafargue.
99.1	Press release, dated July 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

July 19, 2016